*CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NUMBER TEN TO LOAN AND SECURITY AGREEMENT
This Amendment Number Ten to Loan and Security Agreement (this “Amendment”) is entered into as of September 25, 2026 (the “Tenth Amendment Effective Date”), by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), [***], administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), as lead arranger (in such capacity, together with its successors and assigns in such capacity, the “Lead Arranger”), and as book runner (in such capacity, together with its successors and assigns in such capacity, the “Book Runner”), on the one hand, and ADVANCED FLOWER CAPITAL INC., a Maryland corporation, formerly known as AFC Gamma, Inc. (“AFCI”) and TCGDL LLC, a Delaware limited liability company (“TCGDL”, and together with AFCI, each individually a “Borrower”, and collectively, jointly and severally, the “Borrowers”), on the other hand, in light of the following:

A.    Agent, the Lenders, the Lead Arranger, the Book Runner and Borrowers are parties to that certain Loan and Security Agreement, dated as of April 29, 2022 (as amended, restated or otherwise modified from time to time, the “Agreement”);
B.    Borrowers have requested that the Lenders increase for a specified period of time, the aggregate Commitments to $130,000,000, resulting in a temporary increase of up to $50,000,000, on a quarterly basis (the “Quarterly Temporary Increases”);
C.    Immediately after giving effect to any such Quarterly Temporary Increase, the Maximum Revolver Amount shall be increased in accordance with and subject to the terms of this Amendment; and
D.    In accordance with Section 16.1 of the Agreement, Agent, all of the Lenders, and the Borrowers have agreed to amend the Agreement set forth herein.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Agent, the Lenders, and the Borrowers hereby agree as follows as of the Tenth Amendment Effective Date:
1.    DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.
2.    AMENDMENTS.
(a)    The definition of “Available Increase Amount” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Available Increase Amount” means, $0, as of any date of determination.
(b)    Clause (a) of the definition of “Borrowing Base” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    Applicable Advance Rate of the Borrower Pro Rata Hold of the fair value of the loans under the Eligible Obligor Loan Receivables; provided, however, that during any Quarterly Temporary Increase Period, the amount determined pursuant to this clause (a) shall not exceed an amount equal to $80,000,000, plus”
(c)    The definition of “Maximum Revolver Amount” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“‘Maximum Revolver Amount’ means (i) subject to Section 2.11, during any Quarterly Temporary Increase Period, an amount equal to $80,000,000 plus the applicable Quarterly Temporary Increase Amount; provided that the Maximum Revolver Amount shall not exceed $130,000,000, and (ii) at any other time, $80,000,000, in each case of the foregoing clauses (i) and (ii), decreased by the amount of reductions in the Commitments made in accordance with Section 2.3(c) of this Agreement and increased by the amount of any Increase made in accordance with Section 2.13 of this Agreement.”
(d)    Section 1.1 of the Agreement is hereby amended by adding the following defined terms in their appropriate alphabetical order to read as follows:
“‘Amendment Number Ten Effective Date’ means September 25, 2026.
‘Quarterly Temporary Increase Amount’ means the amount specified in the applicable notice delivered pursuant to Section 2.11(a), which amount shall be in an integral multiple of $1,000,000 and shall not exceed $50,000,000.
‘Quarterly Temporary Increase Commencement Date’ means the date which is ten (10) days prior to the last day of each fiscal quarter of Administrative Borrower.
‘Quarterly Temporary Increase Period’ means, each period of time commencing on the Quarterly Temporary Increase Commencement Date and ending on the corresponding Quarterly Temporary Increase Termination Date.
‘Quarterly Temporary Increase Termination Date’ means the date that is twenty (20) days immediately following the end of the applicable fiscal quarter.”
(e)    Section 2.9(c) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(c)    Loan Fee. Borrower shall pay to Agent, for the ratable account of the Lenders, (i) an annual loan fee in an amount equal to one quarter of one percent (0.25%) per annum times the Commitments (excluding any Quarterly Temporary Increase Amount) of Lenders, which fee shall be fully earned and payable on the Closing Date and each annual anniversary of the Closing Date thereafter and (ii) an additional loan fee in an amount equal to one twelfth (1/12) of one half of one percent (0.50%) times the applicable Quarterly Increase Amount requested for the applicable Quarterly Temporary Increase Period, which fee shall be fully earned and payable prior to the commencement of the applicable Quarterly Temporary Increase Period (the loan fees payable under this Section 2.9(c) collectively, the ‘Loan Fee’).”
(f)    Section 2.11 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2.11    Quarterly Temporary Increases. With respect to each Quarterly Temporary Increase Period:
(a)    Administrative Borrower may elect to utilize a Quarterly Temporary Increase Period by delivering prior written notice to Agent not later than three (3) Business Days (unless otherwise agreed by Agent in writing) prior to the commencement of such Quarterly Temporary Increase Period, which notice shall specify the Quarterly Temporary Increase Amount;
(b)    Upon Agent's receipt of such notice, the Maximum Revolver Amount shall automatically increase by the Quarterly Temporary Increase Amount during the applicable Quarterly Temporary Increase Period without any further action by any Borrower, Agent or Lender;
(c)    The Quarterly Temporary Increase Amount shall be available during each Quarterly Temporary Increase Period commencing on or after the Amendment Number Ten Effective Date, subject to satisfaction of the conditions set forth herein and in the other Loan Documents;
(d)    Notwithstanding anything to the contrary in Section 2.11(a), the first Quarterly Temporary Increase Period available to Borrowers shall be the period from September 20, 2026 through October 20, 2026 for the fiscal quarter period ending September 30, 2026 (the “Initial Quarterly Temporary Increase Period”); provided that notice shall be delivered on the Amendment Number Ten Effective Date; and
(e)    Borrowers acknowledge and agree that the Quarterly Temporary Increase is being made available solely as an accommodation by Agent and Lenders in connection with Borrowers' business and regulatory requirements. Notwithstanding anything to the contrary contained in any Loan Document, neither Agent nor any Lender shall have any obligation to monitor, administer, determine, verify or ensure Borrowers’ compliance with any applicable regulatory requirements, and no failure by Agent or any Lender to do so shall create any liability for Agent or any Lender or affect the Obligations or any rights or remedies of Agent or any Lender under the Loan Documents.”
3.    RESERVED.
4.    REPRESENTATIONS AND WARRANTIES.
(a)    Each Borrower hereby affirms to Agent and the Lenders that all of its representations and warranties set forth in the Loan Documents, after giving effect to this Amendment, are true, complete and accurate in all material respects except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).
(b)    Each Borrower represents and warrants as of the date hereof that (i) Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party and (ii) the execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and does not (A) violate any material provision of federal, state, or local law or regulation applicable to Borrower or its Subsidiaries or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contract of such Borrower or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
(c)    Each Borrower represents and warrants as of the date hereof that this Amendment (i) has been duly executed and delivered by Borrower, (ii) is the legal, valid and binding obligation of Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect, except to the extent that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity or (B) the availability of the remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) does not and will not violate any material provision of the Governing Documents of such Borrower or its Subsidiaries.
5.    NO DEFAULTS. Each Borrower hereby affirms to Agent and the Lenders that no Default or Event of Default has occurred and is continuing as of the date hereof.
6.    CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon fulfillment of each of the following conditions precedent, each in form and substance satisfactory to Agent:
(a)    A duly executed copy of this Amendment;
(b)    A duly executed copy of the Reaffirmation and Agreement of Guaranty attached to this Amendment, duly executed by TRS in connection with that certain Guaranty and Security Agreement, dated as of the date hereof, executed and delivered by TRS in favor of Agent (“Guaranty”);
(c)    Receipt by Agent of a written notice by Administrative Borrower for a Quarterly Temporary Increase Period to commence for the period beginning on the Tenth Amendment Effective Date through the applicable Quarterly Temporary Increase Termination Date (“September Notice”);
(d)    Receipt by Agent, for the ratable account of [***] in its capacity as a Lender, of the applicable Loan Fee calculated in accordance with Section 2.9(c)(ii) of the Agreement based on the Quarterly Temporary Increase Amount requested in the September Notice for the Initial Quarterly Temporary Increase Period;
(e)    Borrowers shall have paid or reimbursed all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment and all fees payable in accordance with the Fee Letter, in each case, to the extent then due and payable; and
(f)    Receipt by Agent of such other agreements, instruments, and documents contemplated by this Amendment or reasonably requested by Agent in connection with this Amendment.
7.    ACKNOWLEDGEMENT. Each Borrower hereby acknowledges and reaffirms (a) all of its obligations and duties under the Loan Documents, and (b) that Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral.
8.    COSTS AND EXPENSES. Borrowers shall pay to Agent all of Lenders’ reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents as well as expenses related to the maintenance of the facility (such as periodic searches).

9.    LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.
10.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of each of the other conditions precedent set forth in Section 6 hereof. This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally. Delivery of an executed counterpart of this Amendment by telefacsimile or .pdf shall be equally effective as delivery of a manually executed counterpart.
11.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE. Section 13 of the Agreement is incorporated herein by reference mutatis mutandis.
[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.
[***],
as Agent, Lead Arranger,
Book Runner and the sole Lender

By:
Name: [***]
Title: [***]

Amendment Number Ten
to Loan and Security Agreement

BORROWERS:
ADVANCED FLOWER CAPITAL INC.,
a Maryland corporation

By:    /s/ Brandon Hetzel
Name:    Brandon Hetzel
Title:    Chief Financial Officer and Treasurer

TCGDL LLC,
a Delaware limited liability company

By:    /s/ Brandon Hetzel
Name:    Brandon Hetzel
Title:    Authorized Signatory

Amendment Number Ten
to Loan and Security Agreement

REAFFIRMATION AND AGREEMENT OF GUARANTY
The undersigned (the “Guarantor”) has previously executed the Guaranty referred to in the above Amendment respecting the obligations owing by Guarantor to Agent and Lenders under any Loan Document to which it is a party or by which any of the properties of such Guarantor may be bound or affected. Without limiting the effectiveness of any affirmation, representation, warranty or acknowledgment set forth in the above Amendment, the undersigned hereby: (i) acknowledges the terms of the above Amendment, (ii) represents and warrants to Agent and Lenders that the execution, delivery, and performance of this reaffirmation and agreement of guaranty (“Reaffirmation”) are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority or of any contract or undertaking to which Guarantor is a party or by which any of the properties of Guarantor may be bound or affected; (iii) consents to the amendment of the Agreement by the Amendment; (iv) acknowledges and reaffirms all obligations owing by Guarantor to Agent and Lenders under any Loan Document to which it is a party; (v) agrees that each Loan Document to which Guarantor is a party is and shall remain in full force and effect; (vi) agrees that Guarantor is guaranteeing Borrower’s Obligations under (and defined in) the Agreement as the same may be amended, supplemented, modified, or amended and restated from time to time, (vii) agrees that the obligations of Guarantor under the Guaranty continue to be secured by the security interest granted under the Guaranty and any other instruments or agreements executed by Guarantor in connection therewith, and (viii) ratifies and confirms its consent to any previous amendments, modifications or supplements to the Agreement. Although the undersigned has been informed of the matters set forth in the Agreement and has acknowledged and agreed to same, the undersigned understands that Agent and Lenders shall have no obligation to inform Guarantor of such matters in the future or to seek any Guarantor’s acknowledgement or agreement to future amendments or modifications, and nothing herein shall create such a duty.

[Remainder of page intentionally left blank. Signatures follow on next page.]

AFCG TRS1, LLC,
a Delaware limited liability company

By: /s/ Brandon Hetzel
Name: Brandon Hetzel Title: Authorized Signatory

ACCEPTED AND ACKNOWLEDGED BY:

[***],
as Agent

By:
Name: [***]
Title: [***]

Reaffirmation and Agreement of Guaranty